FIRST PULASKI NATIONAL CORPORATION
                            206 SOUTH FIRST STREET
                           PULASKI, TENNESSEE 38478


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held On April 27, 2000


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the First Pulaski National Corporation (the "Company") will be held in the Cox & Curry Center of the First National Bank of Pulaski, Tennessee located at 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 27, 2000, at 1:00 p.m., local time, for the following purposes:

     (1) To elect sixteen directors of the Company;

     (2) The approval of the appointment of the Certified Public
         Accounting Firm of Putnam and Hancock, Certified Public
         Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2000; and

     (3) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

      NOTE: The board of directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 20, 2000 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the board of directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               /s/Harold Bass
                               HAROLD BASS
                               CORPORATE SECRETARY


Pulaski, Tennessee
April 12, 2000




IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES

                            PROXY STATEMENT
                                  OF
                  FIRST PULASKI NATIONAL CORPORATION
                        206 SOUTH FIRST STREET
                       PULASKI, TENNESSEE 38478
                            (931) 363-2585


---------------------------------------------------------------------------
                   ANNUAL MEETING OF SHAREHOLDERS
                           APRIL 27, 2000
---------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of First Pulaski National Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company ("Meeting"). The Company is the holding company for First National Bank of Pulaski, Tennessee (the "Bank"). The Meeting will be held in the Cox & Curry Center of the First National Bank of Pulaski at 206 South First Street, Pulaski, Tennessee 38478, on Thursday April 27, 2000, at 1:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about April 12, 2000.


---------------------------------------------------------------------------
                     VOTING AND PROXY PROCEDURE
---------------------------------------------------------------------------

     Shareholders Entitled to Vote. Shareholders of record as of the close of business on March 20, 2000 ("Voting Record Date") are entitled to one vote for each share of common stock, $1.00 par value per share, (the "Common Stock") of the Company then held. At the close of business on the Voting Record Date the Company had 1,576,480 shares of Common Stock issued and outstanding held by 1,351 shareholders.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

     Voting. The board of directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned to the Company properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below, and FOR the approval of the appointment of the independent auditors. If a shareholder attends the Meeting, he or she may revoke his or her proxy and vote by ballot.

     The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Pursuant to the Company's Charter, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

     With respect to the other proposal to be voted upon at the Meeting, shareholders may vote for or against the proposal or may abstain from voting. Approval of the appointment of the independent auditors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal. Abstentions, however, will have the same effect as a vote against this proposal.

     Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

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    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
---------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Management knows of no persons who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table below sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and named executive officers and all directors and executive officers as a group.

     The percentage ownership in the table below is based on 1,576,480 shares outstanding as of March 20, 2000. Shares of common stock subject to options currently exercisable or exercisable within 60 days of this proxy statement are deemed outstanding for purposes of computing the ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.


Name(1)              Number of Shares         Percent of Shares Outstanding
                    Beneficially Owned
---------------------------------------------------------------------------
Directors
David E. Bagley            7,084    (2)                  0.45%
Johnny Bevill             21,630    (3)                  1.37%
James K. Blackburn, IV     6,643    (4)                  0.42%
Wade Boggs                 5,535    (5)                  0.35%
James H. Butler            7,250    (6)                  0.46%
Thomas L. Cardin          24,165    (7)                  1.53%
Joyce F. Chaffin           7,500    (8)                  0.48%
James T. Cox              10,528    (9)                  0.67%
Parmenas Cox              27,535   (10)                  1.75%
Gregory C. Dugger          6,080   (11)                  0.39%
Charles D. Haney          14,025   (12)                  0.89%
Morris Ed Harwell         19,934   (13)                  1.26%
James Rand Hayes          17,580   (14)                  1.12%
D. Clayton Lee            52,000   (15)                  3.30%
Kenneth R. Lowry          14,090   (16)                  0.89%
Beatrice McElroy          18,407   (17)                  1.17%
William A. McNairy         3,250   (18)                  0.21%
W. Harwell Murrey         36,825   (19)                  2.33%
Bill Yancey                5,450   (20)                  0.35%

Executive Officers

Mark A. Hayes              8,325   (21)                  0.53%
William R. Horne          23,888   (22)                  1.52%


Directors and Executive  331,599                        21.03%
Officers as a group
(22 persons)


(1)  The address of all parties shown in this table is 206 South First
     Street, Pulaski, Tennessee 38478.
(2) Includes 400 shares held as custodian for children, 1,234 shares held jointly with wife, and 5,450 shares held by Bagley & Bagley Pension
     Trust.


(3)  Includes 10,815 shares held by wife.
(4)  Includes 2,750 shares available but unexercised subject to the 1994
     Stock Option Plan for Outside Directors
(5) Includes 2,700 shares held by wife and 250 shares available but unexercised subject to the 1994 Stock Option Plan for Outside
     Directors.
(6) Includes 5,372 shares held jointly with wife, 570 shares held jointly with three children and grandchildren, and 1,308 shares available but unexercised subject to the 1994 Stock Option Plan for Outside
     Directors.
(7) Includes 11,365 shares held by Raymond James & Associates for benefit of Thomas L. Cardin IRA, 2,345 shares held by wife, and 2,600 shares held jointly with wife.
(8) Includes 3,375 shares held by husband and 1,500 shares available but unexercised subject to the 1994 Stock Option Plan for Outside
     Directors.
(9) Includes 1,000 shares held by wife, 250 shares held by Smith Barney for benefit of James T. Cox IRA, 1,000 shares held by Raymond James &
     Associates for benefit of James T. Cox IRA, and 1,000 shares available but unexercised subject to the 1997 Stock Option Plan.
(10) Held individually.
(11) Includes 100 shares held jointly with wife as Trustee for child and 1,665 shares held by Raymond James & Associates for benefit of Gregory G. Dugger IRA.
(12) Includes 5,240 shares held jointly with wife, 300 shares held jointly with wife as trustee for children, 7,985 shares in trust for employees of Physicians & Surgeons, Inc. and 500 shares available but unexercised subject to the 1994 Stock Option Plan for Outside
     Directors
(13) Includes 100 shares held by wife, 1,000 shares held by Raymond James
     & Associates for benefit of Morris Ed Harwell, and 500 shares available but unexercised subject to the 1994 Stock Option Plan for Outside Directors.
(14) Includes 8,790 shares held by wife.
(15) Includes 28,090 shares by wife.
(16) Includes 7,045 shares held jointly with wife.
(17) Includes 540 shares held by husband, 1,261 shares held jointly with husband, 12,906 shares held jointly with two children, 2,640 shares held as trustee for two children.
(18) Includes 1,500 shares held jointly with wife and 1,000 shares available but unexercised subject to the 1994 Stock Option Plan for Outside Directors.
(19) Includes 17,350 shares held by wife, 7,985 shares held in trust for employees of Physicians & Surgeons, Inc. and 1,591 shares available but unexercised subject to the 1994 Stock Option Plan for Outside
     Directors.
(20) Held jointly with wife.
(21) Includes 1,325 shares held jointly with wife, 5,000 shares available but unexercised subject to the 1987 Stock Option Plan, and 2,000 shares available but unexercised subject to the 1997 Stock Option
     Plan.
(22) William R. Horne served in the capacity of President and Chief
     Executive Officer from January 1, 1999 until his resignation on March
     16, 1999. His stock ownership includes 6,186 shares held jointly with wife.


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        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
---------------------------------------------------------------------------

     Pursuant to rules promulgated under the Exchange Act, the Company's directors, executive officers and any person holding more than ten percent (10%) of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates. Based solely on a review of the reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent (10%) holders during the 1999 fiscal year.


---------------------------------------------------------------------------
               PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
---------------------------------------------------------------------------

     The Bylaws of the Company currently state that the board of directors shall consist of not less than five (5) nor more than thirty-five (35) members. Currently, the board of directors of the Company is made up of nineteen (19) members. Due to age limitations, three (3) members of the current board are no longer eligible for membership on the Board. As a result, the slate of nominees listed below includes sixteen (16) persons. The board of directors of the Company will also serve as the board of directors of the Bank.

     The persons herein named will be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the proxy to vote the shares covered thereby for the nominees designated by the Company's board of directors as listed below.

     It is intended that the proxies solicited by the Company's board of directors will be voted for the election of the nominees named in the table below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Company's board of directors may recommend or the board of directors may adopt a resolution to amend the Company's Bylaws and reduce the size of the board of directors. At this time the board of directors knows of no reason why any nominee might be unavailable to serve.

     The board of directors recommends a vote "FOR" the election of all nominees named in the table below.

     The table below sets forth certain information regarding the nominees for election at the Meeting including the length that each person has been a director and the principal occupation or employment of such person for the last five (5) years.


--------------------------------------------------------------------------
                                   Served as       Principal Occupation or
                                    Director        Employment for Last
Nominees                  Age        Since             Five (5) Years
--------------------------------------------------------------------------
David E. Bagley            46       4/22/93         President, Bagley &
                                                    Bagley Ins., Inc.

Johnny Bevill              64      10/19/81         Owner, Davis &
                                                    Eslick Market

James K. Blackburn, IV     57       4/07/83         Owner, Lairdland Farm,
                                                    Real Estate Broker


--------------------------------------------------------------------------
                                   Served as       Principal Occupation or
                                    Director        Employment for Last
Nominees                  Age        Since             Five (5) Years
--------------------------------------------------------------------------

Wade Boggs                 36       4/20/95         Owner, Wash Master Car
                                                    Washes

James H. Butler            53       4/05/84         Real Estate Agent,
                                                    Butler Realty

Thomas L. Cardin           68      10/19/81         President, Cardin
                                                    Distributing Company

Joyce F. Chaffin           68       4/01/82         Retired Vice-
                                                    President, First
                                                    National Bank

James T. Cox               62       3/17/99         President & CEO,
                                                    First National Bank

Parmenas Cox               88      10/19/81         Retired Senior
                                                    Chairman of the Board,
                                                    First National Bank

Gregory G. Dugger          50       4/22/93         Dentist

Charles D. Haney           45       4/22/93         Physician

Morris Ed Harwell          69       4/07/83         President, Harwell
                                                    Enterprises, Inc.

James Rand Hayes           63       4/07/83         Owner, Hayes
                                                    Properties

William A. McNairy         67       4/04/91         Owner, McNairy's
                                                    Flowerama & Gifts,
                                                    Farmer

W. Harwell Murrey          65      10/19/81         Physician

Bill Yancey                55       4/04/91         Farmer


---------------------------

(1) Currently, all of the nominees with the exception of Joyce F. Chaffin, Gregory G. Dugger, Charles D. Haney and William A. McNairy also serve on the board of directors of the Bank. Effective as of the date of the Shareholders' Meeting on April 27, 2000, all of the members of the board of directors of the Company will also be members of the board of directors of the Bank.


     The Company's Bylaws restrict nomination of persons to serve as directors as follows:

     Any shareholder who intends to nominate or cause to be nominated any candidate for election to the board of directors, other than those made by or at the direction of the board of directors, shall make such intention known by timely notice in writing to the Secretary of the of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principle executive offices of the Company within the time periods set forth in Rule 14a-8(a)(3) enacted pursuant to the Exchange Act. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director,(i) the name, age, business and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Common Stock which are beneficially owned by such person and
     (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice
     (i) the name and address, as they appear on the Company's books, of such shareholder and (ii) the class and number of shares of Common Stock which are beneficially owned by such shareholder. Any nominations for directors not in accordance with this requirement may be disregarded by Chairman of the meeting, and upon instruction by the Chairman, votes cast for each such nominee shall be disregarded.

     Unless directed otherwise by the shareholders, the enclosed proxy will be voted for the election of the nominees for directors listed. The Company's management has no reason to believe at this time that the persons so nominated will be unable or will decline to serve if elected.


---------------------------------------------------------------------------
                 DESCRIPTION OF THE BOARD & COMMITTEES
---------------------------------------------------------------------------

     In 1999, the Company established a Nominations and Compensation Committee. Prior to this year, the functions of this committee were handled by the Bank's Nominations and Compensation Committee. Decisions regarding the Company's audit process are still made by the Audit Committee of the board of directors of the Bank, subject to the approval of the board of directors of the Bank and of the board of directors of the Company as a whole. The board of directors of the Company holds regular meetings every quarter and special meetings as called.

     Members of the Company's Nominations and Compensation Committee are Johnny Bevill, Thomas L. Cardin, and W. Harwell Murrey, none of whom are employed either by the Company or the Bank. The Nominations and Compensation Committee held three (3) meetings during 1999.

     Members of the Bank's Audit Committee serving for the entire year were David E. Bagley, Johnny Bevill, James K. Blackburn, Thomas L. Cardin, and Morris Ed Harwell. James Rand Hayes was also named to the Audit Committee at the organizational meeting on April 29, 1999 and served for the balance of the year. The Audit Committee met eight (8) times during 1999.

     During the fiscal year ended December 31, 1999 the board of directors held an organizational meeting after the annual shareholders meeting, ten (10) additional regularly scheduled meetings and nine (9) specially called meetings. Of the twenty (20) meetings of the board of directors held during 1999, Charles D. Haney missed eight (8) specially called meetings.
No other incumbent director attended fewer than 75% of the total number of meetings of the Company's or the Bank's board of directors or the
Committees upon which such director serves.  All of the directors who serve on the board of directors of the Bank also serve on the Company's board of directors. The board of directors of the Bank has three (3) standing committees, (1) one which administers the First Pulaski National
Corporation 1997 Stock Option Plan, (2) one which administers the First Pulaski National Corporation 1994 Employee Stock Purchase Plan, and (3) one which administers the First Pulaski National Corporation 1994 Stock Option
Plan for Outside Directors.   These committees meet only when needed, and
none of them met during the year 1999.

---------------------------------------------------------------------------
                          DIRECTOR COMPENSATION
---------------------------------------------------------------------------

     The directors of the Company and of the Bank are compensated at the rate of $300.00 for each board meeting attended. Those directors of the Bank who serve on the executive and loan committee of the Bank are also compensated at the rate of $300.00 per meeting. In the past, the membership of the board of directors of the Bank and the membership of the executive and loan committee have been the same. However, effective as of the date of the Shareholders' Meeting on April 27, 2000, this will no longer be the case, with the membership of the executive and loan committee being a lesser number. If meetings of any of these three committees extend considerably beyond the usual length, the pay is at the rate of $400 per meeting, for those in attendance. Additionally, directors who serve on the Audit
Committee of the Bank, which currently meets once each calendar quarter, receive $225.00 per meeting. All other directors who serve on other committees for the Bank receive $100.00 per meeting. James T. Cox, the only director who is also an employee of the Bank receives director fees for meetings of the board of directors and executive and loan committee meetings.


---------------------------------------------------------------------------
                        EXECUTIVE COMPENSATION
---------------------------------------------------------------------------


Summary Compensation Table

     The following information is provided for (i) William R. Horne, who, although not formally titled as such, served in the capacity of the Company's Chief Executive Officer until March 16, 1999; (ii) James T. Cox, the Company's current President and Chief Executive Officer and Mark A. Hayes, the only other executive officer who received salary and bonus compensation in excess of $100,000 in 1999.

                      SUMMARY COMPENSATION TABLE

                                          Annual
    Name and              Fiscal       Compensation         All Other
Principal Position         Year     Salary      Bonus    Compensation(1)(2)
---------------------------------------------------------------------------
William R. Horne,          1999    $ 34,520    $    0       $   539
President of the
Corporation through
March 16, 1999

James T. Cox,              1999    $134,112    $5,052       $23,744
President & CEO of         1998    $ 92,328    $3,142       $15,738
the Corporation            1997    $ 87,304    $5,600       $15,126

Mark A. Hayes,             1999    $129,192    $4,763       $20,098
Executive Vice-President   1998    $ 94,830    $3,362       $14,959
of the Subsidiary Bank     1997    $ 78,692    $6,600       $13,023


(1) Represents for the fiscal year 1999, premiums paid by the Company with respect to life insurance policies on the life of Mr. Horne payable to beneficiaries designed by Mr. Horne of $539.

(2)  Represents for the fiscal years 1999, 1998 and 1997 respectively (i)
     Company contributions to a defined contribution plan in the amount of $20,288, $13,983, and $13,497 for Mr. Cox, and $19,165, $14,184, and
     $12,243 for Mr. Hayes; (ii) premiums paid by the Company with respect to life insurance policies on the life of Messrs. Cox and Hayes payable to beneficiaries designated by Messrs. Cox and Hayes of $3,456, $1,755 and $1,629 for Mr. Cox and $669, $422, and $377 for
     Mr. Hayes; and (iii) interest paid by the Bank (for which the Messrs.
     Cox and Hayes served as executive officers) on loans to Mr. Hayes arranged by the Bank, the proceeds of which were used to purchase
     Common Stock, in the amount of $264, $353 and $402.


Year-End Option Values

     The following table sets forth information about the number and year-end values of exercisable and unexercisable options held by the Company's CEO and its other named executive officers for the year ended December 31, 1999.


                    Number of Securities Underlying            Value of Unexercised
                          Unexercised Options                  In-the-Money Options
                        At December 31, 1999 (#)              At December 31, 1999(4)
                    -------------------------------    --------------------------------
Name                  Exercisable  Unexercisable       Exercisable($)  Unexercisable($)
                      -----------  -------------       --------------  ----------------
William R. Horne (1)...    ------         ------              -------          --------

James T. Cox  (2)......     1,000          4,000                1,000            4,000

Mark A. Hayes (3)......     7,000          8,000               39,000            8,000

_____________
(1)  Mr. Horne had no unexercised options at December 31, 1999.
(2)  Mr. Cox's options were granted to him as an executive officer pursuant to the Company's 1997 Stock Option Plan.
(3)  Mr. Hayes has been granted options under the Company's 1987 Stock
     Option Plan as well as the 1997 Stock Option Plan.
(4)  Based on the fair market value of $34.00 per share of the Company's common stock at December 31, 1999.


     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report of the Compensation and Nominations Committee and Performance Graph shall not be incorporated by reference into any such filings.

---------------------------------------------------------------------------
                   BOARD COMPENSATION COMMITTEE REPORT
---------------------------------------------------------------------------

     Because the current President and Chief Executive Officer of the Bank is an employee of the Bank, and because the former President, William R. Horne, was also an employee of the Bank until his resignation, matters of executive compensation, including bonuses, are determined by the Nominations and Compensation Committee of the board of directors of the Company, subject to the approval of the board of directors of the Company.

     In setting the 1999 compensation of William R. Horne, who served as the Bank's and the Company's President until March 16, 1999, and in setting the compensation of James T. Cox, who became President and Chief Executive Officer of both the Bank and the Company following Mr. Horne's resignation, the Nominations and Compensation Committee of the Company (the "Committee") reviewed a Tennessee Banking Association 1999 survey of compensation levels for Chief Executive Officers and Presidents of Middle Tennessee banks or bank holding companies with assets of $100-500 million and also reviewed compensation surveys conducted by other providers of peer group data. Decisions regarding compensation were made in view of these sources of information with the intent to compensate the President with an amount comparable to the presidents of other financial institutions of similar size that are located in similar markets. In determining compensation levels, the Committee further reviewed: (1) the Bank and the Company's overall financial performance in 1998, considering in particular, asset quality and growth, net income, earnings per share and return on equity compared to the previous year, and (2) the President's direct business contribution to the Bank.

     The 1999 Compensation levels for the remaining executive officers, Glen Lamar and Gary Harrison, and for Mark Hayes, Edwin Moore and Harold Bass, who were named executive officers of the Bank following the March 16, 1999 resignations of Mr. Lamar and Mr. Harrison, were based on similar criteria and considerations as well as the recommendations of the President to the Committee and the board of directors.

     Executive Officers were eligible for, and received, a cash bonus as well under the Company's Bonus Program as determined by the board of directors based upon the Company's overall financial performance. The decision of the Committee and the board of directors to award bonuses was based upon the Committee's and the board of directors' belief that the Company's financial performance was sound and consistent with the Company's past performance.
No specific quantitative performance measure (of the Company, the Bank or any individual) was used to determine the amount of bonus awarded.
Instead, bonuses for executive officers, including the Chief Executive Officer, were given in a manner similar to the bonuses granted to all full-time employees of the Bank or the Company, with the amount awarded being most closely tied to that employee's weekly salary.

Johnny Bevill
Thomas L. Cardin
W. Harwell Murrey

---------------------------------------------------------------------------
            COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
---------------------------------------------------------------------------

     Set forth below is a graph comparing the annual change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Index and The Carson Medlin Company's Independent Bank Index, for the period of five years beginning December 31, 1994 and ending December 31, 1999.


     (A line graph displaying the contents of the table below will be included in the proxy statement which is mailed to our stockholders).


     The cumulative total return reflected in the graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.

---------------------------------------------------------------------------
      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
---------------------------------------------------------------------------

     During fiscal 1999, the Nominations and Compensation Committee of the Company was comprised of Messrs. Bevill, Cardin and Murrey. None of these persons has at any time been an officer or employee of the Company or the Bank. In addition, there are no relationships among the Company's executive officers, members of the Nominations and Compensation Committee of the Company or entities whose executives serve on the board of directors or the Nominations and Compensation Committee of the Company that require disclosure under applicable SEC regulations concerning relationships between management and the Company or the Bank or concerning indebtedness of management to the Company or the Bank. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Nominations and Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Nominations and Compensation Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank

---------------------------------------------------------------------------
           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
---------------------------------------------------------------------------

     Some of the Company's officers and directors at present, as in the past, are customers of the Bank, and some of the Company's officers and directors are directors and officers of corporations or members of partnerships that are customers of the Bank. As such customers, they had transactions in the ordinary course of business in 1999 with the Bank, including borrowings, all of which were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the board of directors, these loans did not involve more than a normal risk of collectability or present any other unfavorable features.


---------------------------------------------------------------------------
                             PROPOSAL NO. 2
                  RATIFICATION OF SELECTION OF AUDITORS
---------------------------------------------------------------------------

     The Company has appointed, subject to the ratification of the shareholders, the firm of Putman and Hancock, Certified Public Accountants, of Fayetteville, Tennessee, as the independent audit firm of the Company for the year ending December 31, 2000. James M. Putman and his associates, have been the Company's auditors since 1981 and the board of directors considers the firm of Putman and Hancock to be well qualified. A representative of Putman and Hancock is expected to attend the shareholder's meeting and to have the opportunity to make a statement and/or respond to appropriate questions from shareholders.

     Putman and Hancock in 1999 provided the following audit services: examination of financial statements of the Company, its subsidiaries and related entities, including those in the Annual Report to Shareholders and in reports filed with the Securities and Exchange Commission and others and limited reviews of the Company's interim financial statements.

     The management of the Company recommends a vote FOR ratification of the selection of Putman and Hancock, Certified Public Accountants, as the Company's independent audit firm. Proxies solicited by management will be so voted unless shareholders specify a contrary choice in their proxies.

---------------------------------------------------------------------------
                        SHAREHOLDERS' PROPOSALS
---------------------------------------------------------------------------

     In order for any proposals by shareholders to be included in the Company's 2001 proxy statement and to be considered at the 2001 annual meeting, all such proposals intended for presentation at the 2001 annual meeting must be mailed to Harold Bass, Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, Pulaski, Tennessee 38478 and must be received no later than November 24, 2000.

     Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

     For any other shareholder proposals to be timely (but not considered for inclusion in the Company's 2001 proxy statement) a shareholder must forward such proposal to Mr. Bass at the address set forth above prior to February 19, 2001.

---------------------------------------------------------------------------
                      ANNUAL REPORT AND FORM 10-K
---------------------------------------------------------------------------

     The annual report of the Company to its shareholders for the calendar year 1999 is being delivered with this proxy statement.

     Copies of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K will be mailed to shareholders without charge, upon written request made to: Harold Bass, Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, P.O. Box 289, Pulaski, Tennessee, 38478.

                 FIRST PULASKI NATIONAL CORPORATION
                       PULASKI, TENNESSEE

    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 27, 2000
  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

                     PLEASE SIGN AND RETURN
                     ----------------------

     Know all men by these presents that I, the undersigned shareholder of the First Pulaski National Corporation, do hereby nominate, constitute and appoint Parmenas Cox, D. Clayton Lee and Harold Bass, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on March 20, 2000, at the annual meeting of its shareholders to be held at the First National Bank of Pulaski building, 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 27, 2000, at 1:00 P.M., CDT or any adjournment or adjournments thereof, with all power the undersigned would possess if personally present as follows:

(1)  Election as Directors of the sixteen (16) persons listed below:

FOR   [  ]                     AGAINST  [  ]            ABSTAIN  [  ]
all nominees listed except     all nominees
as marked to the contrary      listed below
below.  No mark through
will be indicated as a vote
for the named individual.

David E. Bagley                Johnny Bevill             James K. Blackburn, IV
Wade Boggs                     James H. Butler           Thomas L. Cardin
Joyce F. Chaffin               James T. Cox              Parmenas Cox
Gregory G. Dugger              Charles D. Haney          Morris Ed Harwell
James Rand Hayes               William A. McNairy        W. Harwell Murrey
Bill Yancey

IF YOU DESIRE TO VOTE AGAINST ANY ONE OF THE INDIVIDUALS LISTED ABOVE, SIMPLY STRIKE THROUGH HIS OR HER NAME.

(2) Ratification of the selection of Putman and Hancock, Certified Public Accountants, for professional services for the current year:

      [  ]  FOR                  [   ] AGAINST           [  ]  ABSTAIN

(3) Whatever other business may be brought before the meeting or any adjournment or adjournments thereof. Management at present knows of no other business to be presented at the meeting.

     THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT UNLESS OTHERWISE INDICATED BELOW.

     TO WITHHOLD DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS AT ANNUAL
MEETING, CHECK BLOCK.    [  ]

     The management recommends a vote of "FOR" each of the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

IN WITNESS WHEREOF, I have hereunto set my hand this the _____ day of ________________________, 2000.


Number of shares:________

                                     ________________________________________

                                     ________________________________________
                                     Signature of Shareholder(s), including
                                     title when signing as attorney, executor, administrator, trustee, guardian or corporate officer. All co-owners must sign.